EXHIBIT 4.5










                            STOCK PURCHASE AGREEMENT


                                      among


                               LECROY CORPORATION,


                        VALUEACT CAPITAL PARTNERS, L.P.,


                       VALUEACT CAPITAL PARTNERS II, L.P.


                                       and


                      VALUEACT CAPITAL INTERNATIONAL, LTD.


                                 August 13, 2001





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                                                           TABLE OF CONTENTS
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ARTICLE I             AMOUNT AND TERMS............................................................................1

         1.1.     Shares..........................................................................................1
         1.2.     Closing; Receipt................................................................................1

ARTICLE II            REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............................................2

         2.1.     Organization....................................................................................2
         2.2.     Authorization and Enforceability................................................................2
         2.3.     Conflicts, Consents and Approvals...............................................................3
         2.4.     Subsidiaries....................................................................................3
         2.5.     Capitalization..................................................................................4
         2.6.     Financial Statements............................................................................5
         2.7.     Litigation......................................................................................5
         2.8.     No Brokers or Finders...........................................................................5
         2.9.     Taxes...........................................................................................6
         2.10.    Absence of Undisclosed or Contingent Liabilities................................................6
         2.11.    Environmental and Safety Laws...................................................................7
         2.12.    Intellectual Property...........................................................................8
         2.13.    Permits........................................................................................10
         2.14.    Compliance with Laws...........................................................................10
         2.15.    Absence of Changes.............................................................................10
         2.16.    Contracts and Commitments......................................................................11
         2.17.    Books and Records..............................................................................11
         2.18.    Offering Exemption.............................................................................11
         2.19.    Absence of Questionable Payments...............................................................11
         2.20.    Insurance......................................................................................11
         2.21.    NASDAQ Compliance..............................................................................11
         2.22.    SEC Documents..................................................................................12
         2.23.    Full Disclosure................................................................................12

ARTICLE III           REPRESENTATIONS AND WARRANTIES OF THE INVESTORS............................................12

         3.1.     Authorization and Enforceability...............................................................12
         3.2.     Purchase Entirely for Own Account..............................................................13
         3.3.     Disclosure of Information......................................................................13
         3.4.     Investment Experience..........................................................................13
         3.5.     Accredited Investor............................................................................13
         3.6.     Restricted Securities..........................................................................13
         3.7.     Further Limitations on Disposition.............................................................13
         3.8.     Legends........................................................................................14

ARTICLE IV            COVENANTS..................................................................................14

         4.1.     Affirmative Covenants of the Company...........................................................14
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ARTICLE V             CLOSING CONDITIONS.........................................................................15

         5.1.     Opinion of Counsel.............................................................................15
         5.2      Other Transaction Documents....................................................................15


ARTICLE VI            MISCELLANEOUS..............................................................................16

         6.1.     Indemnification................................................................................16
         6.2.     Right to Conduct Activities....................................................................16
         6.3.     Successors and Assigns.........................................................................16
         6.4.     Governing Law..................................................................................17
         6.5.     Counterparts...................................................................................17
         6.6.     Interpretation.................................................................................17
         6.7.     Notices........................................................................................17
         6.8.     Expenses.......................................................................................18
         6.9.     Amendments and Waivers.........................................................................18
         6.10.    Severability...................................................................................18
         6.11.    Survival of Representations and Warranties.....................................................18
         6.12.    Several Obligations............................................................................18
         6.13.    Entire Agreement...............................................................................19

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                            STOCK PURCHASE AGREEMENT


     THIS IS A STOCK PURCHASE AGREEMENT (the "AGREEMENT"), dated as of
August 13, 2001, by and among LeCroy Corporation, a Delaware corporation (the "COMPANY"), ValueAct Capital Partners, L.P., a Delaware limited partnership ("VALUEACT"), ValueAct Capital Partners II, L.P., a Delaware limited partnership ("VALUEACT II") and ValueAct Capital International, Ltd., a British Virgin Islands corporation ("VCI" and, together with ValueAct and ValueAct II, the "INVESTORS").

                                   Background

     A. The Company desires to sell to each of the Investors, and each of the Investors desires to purchase, that number of shares of common stock, $.01 par value (the "COMMON STOCK"), of the Company set forth opposite such Investor's name on Exhibit A hereto (such shares in the aggregate, the "SHARES"), on the terms and conditions set forth herein.

                                      Terms

     THEREFORE, in consideration of the mutual covenants, representations and warranties contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                                AMOUNT AND TERMS

     1.1. Shares.

          (a) The Company hereby issues and sells to each Investor, and each Investor hereby purchases, that number of Shares set forth opposite such Investor's name on Exhibit A hereto.

          (b) The purchase price for each Share issued under this Agreement shall be $16.67. The purchase price shall be paid contemporaneously with the execution and delivery of this Agreement and upon the delivery of the Shares, in cash by wire transfer of immediately available funds to an account designated by the Company.

     1.2. Closing; Receipt.

          (a) The closing for the purchase and sale of the Shares issued to the Investors under this Agreement (the "CLOSING") is taking place at the offices of Dechert on the date of this Agreement. References to the "CLOSING DATE" in this Agreement mean the date of this Agreement.

          (b) The Company hereby acknowledges receipt from each Investor of the full amount of the purchase price for the Shares purchased by such Investor. The Company has authorized its transfer agent to deliver to each Investor the certificates representing the Shares purchased by such Investor hereunder by 5 p.m. New York Time on August 14, 2001 and covenants that such Shares will be delivered to the Investors by such time at the address for the Investors specified in Section 6.7 hereof.

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to each Investor that as of the Closing Date:

     2.1. Organization.

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to conduct the business in which it is engaged as presently conducted. Each of the Company and its Subsidiaries (as defined in Section 2.4) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned, leased or operated by it, or the conduct of its business, makes such qualification necessary, except where the failure to be so duly qualified and in good standing would not reasonably be expected to have a Material Adverse Effect. As used herein, the term "MATERIAL ADVERSE EFFECT" means any material adverse effect (i) on the business, operations, financial condition, results of operations or prospects of the Company and its Subsidiaries, taken as a whole, (ii) on the ability of the Company to consummate the transactions contemplated hereby, or (iii) on the ability of the Company and its Subsidiaries to continue to operate their business immediately after the Closing in substantially the same manner as such business is conducted prior to the Closing.

          (b) Section 2.1(b) of the Disclosure Schedule of even date herewith prepared by the Company and delivered to the Investors (the "DISCLOSURE SCHEDULE") contains true, complete and correct copies of the Company's Certificate of Incorporation (the "CERTIFICATE OF INCORPORATION") and Bylaws (the "BYLAWS") and the organizational documents of each Subsidiary, in each case as in effect on the date of this Agreement.

     2.2. Authorization and Enforceability. The Company has full corporate power and authority to execute and deliver this Agreement, the certificates representing the Shares, the Investor Rights Agreement, of even date herewith, by and among the Company, ValueAct, ValueAct II and VCI (the "INVESTOR RIGHTS AGREEMENT"), the Voting Agreement, of even date herewith, by and among the Company, ValueAct, ValueAct II and VCI (the "VOTING AGREEMENT") and each other document or instrument contemplated as being executed and delivered by the Company under this Agreement (collectively, the "TRANSACTION DOCUMENTS"), to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company of this Agreement and each other Transaction Document to be executed by it in connection herewith, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of the Company, and were unanimously approved by the Board of Directors of the Company. Each of this Agreement and each other Transaction Document to be executed by the Company in connection herewith has been duly executed and delivered by the Company, and, when duly executed and delivered by the other parties hereto or thereto, shall constitute a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms.



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     2.3. Conflicts, Consents and Approvals. The execution and delivery by the
Company of this Agreement and the execution and delivery by the Company of any other Transaction Documents to be executed by the Company, the performance by the Company of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, do not and will not:

          (a) violate or conflict with or result in a breach of any provision of the Certificate of Incorporation or Bylaws of the Company (or the analogous organizational documents of any Subsidiary);

          (b) require any consent, approval or notice under, or registration under or payment on account of; or conflict with, or result in a violation or breach of, or result in the loss of a material benefit under, or constitute (with or without the giving of notice or the lapse of time or both) a default (or give rise to any right of termination, modification (including, in the case of leases, any change in the amount or nature of the rent), cancellation or acceleration or result in the creation or imposition of any Lien ( as defined below) upon the property of the Company or any Subsidiary) under, any of the terms, conditions or provisions of any (i) note, bond, mortgage, indenture, license, lease, agreement or other instrument or obligation to which the Company or any Subsidiary is a party or by which any portion of its or its Subsidiaries' properties or assets may be bound, or (ii) permit, license, approval, franchise or other governmental or regulatory authorization held or used by or binding on the Company or any Subsidiary;

          (c) violate or contravene any law, statute, rule or regulation, or any order, writ, judgment, injunction, decree or award of any Authority (as defined below) binding on the Company or any Subsidiary, currently in effect; or

          (d) require any action, consent, approval or authorization of, or review by, or declaration, registration or filing with, or notice to, any Authority, or any stock exchange or similar self-regulatory organization.

     2.4. Subsidiaries.

          (a) Section 2.4(a) of the Disclosure Schedule contains a list of the subsidiaries of the Company (the "SUBSIDIARIES"), whether wholly or partially owned. Except as set forth on Section 2.4(a) of the Disclosure Schedules and except for the Subsidiaries, neither the Company nor any Subsidiary owns, or has owned, directly or indirectly, beneficially or of record, or has or had any operational control over, or has any obligation to acquire, any capital stock or other equity securities of any person, nor does the Company or any Subsidiary have any direct or indirect equity or ownership investment, or any obligation to incur such investment, in any other person. As used herein, the term "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, trust or other entity or organization.



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          (b) Neither the Company nor any Subsidiary is, nor has any of them been, a participant in any joint venture or partnership or a member of a limited liability company.

     2.5. Capitalization.

          (a) The authorized capital stock of the Company consists solely of 45,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, $.01 par value (the "PREFERRED STOCK").

          (b) As of the date of this Agreement (immediately prior to the issuance of the Shares pursuant to this Agreement), (i) 8,736,375 shares of Common Stock are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable, (ii) no shares of Common Stock are held in the treasury of the Company, (iii) options to acquire 2,233,913 shares of Common Stock have been granted and are outstanding under the Company's stock award, and similar incentive plans set forth in Section 2.5(b) of the Disclosure Schedule (the "INCENTIVE PLANS"), (iv) an additional 977,425 shares of Common Stock have been reserved for issuance for additional grants of options or shares of restricted stock under the Incentive Plans (the options referred to in clauses (iii) and (iv) may be referred to herein as the "EMPLOYEE OPTIONS"), (v) warrants to purchase 250,000 shares of common stock have been issued and are outstanding and (vi) 500,000 shares of Series A Convertible Redeemable Preferred Stock, par value $.01 per share, are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable. There are no issued and outstanding shares, or rights to acquire or convert into shares, of capital stock of the Company except for the shares of Common Stock referred to in the first sentence of this Section 2.5(b), except pursuant to the Rights Agreement, dated November 2, 1998 between the Company and BankBoston, N.A. (the "Rights Agreement"). The purchase of the Shares by the Investors pursuant to this Agreement and the consummation of the transactions contemplated by this Agreement will not (1) cause the Investors, individually or as a group, to be deemed to be an "Acquiring Person" under the Rights Agreement, (2) result in, cause or trigger the occurrence of a "Share Acquisition Date" under the Rights Agreement and (3) will not cause, grant or trigger any rights of any stockholders of the Company to exercise any of the Rights (as defined in the Rights Agreement) pursuant to the Rights Agreement. The Incentive Plans are the only incentive, award, bonus or similar plans providing for the issuance of capital stock, or rights to acquire capital stock, of the Company.

          (c) All of the outstanding shares of Common Stock (i) have not been issued in violation of any preemptive rights, rights of first refusal or offer or similar rights of any person, and (ii) have been offered and sold in compliance with the Securities Act of 1933, as amended, (the "SECURITIES ACT"), and all other applicable securities laws and the rules and regulations thereunder. The Company owns beneficially and of record all of the outstanding shares of capital stock of each Subsidiary, free and clear of any liens, encumbrances, claims, security interests, mortgages, pledges, charges, conditional sales or other title retention agreements, preemptive rights, easements, covenants, licenses, options, rights of first refusal or offer, title defects, or claims of any kind whatsoever (collectively, "LIENS"), other than restrictions on transfer arising under the Securities Act and any applicable state securities laws.

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          (d) Except as set forth in Section 2.5(b), there are no outstanding
(i) securities of the Company or any Subsidiary convertible into or exchangeable for any shares of capital stock of the Company or any Subsidiary or (ii) options, warrants, calls or other rights to acquire from the Company or any Subsidiary, or other obligations or understandings or arrangements of the Company or any Subsidiary to issue, any shares of capital stock of the Company or any Subsidiary or securities convertible into or exchangeable for shares of capital stock of the Company or any Subsidiary. There are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any Subsidiary (or any of the other securities set forth in the previous sentence). Other than this Agreement, the Investor Rights Agreement, and the Voting Agreement, neither the Company nor any Subsidiary is a party to, or bound by, any agreement, instrument or order (i) relating to the transfer of any shares of capital stock of the Company or any Subsidiary, (ii) relating to the dividend or voting rights of any shares of capital stock of the Company or any Subsidiary, (iii) granting, or obligating the Company or any Subsidiary to grant, to any person any preemptive right or (iv) relating to rights to registration under the Securities Act or any other securities laws of any shares of capital stock of the Company or any Subsidiary.

          (e) Immediately after the Closing (giving effect to the issuance of the Shares), the equity capitalization of the Company on a fully diluted basis will be as set forth in Section 2.5(e) of the Disclosure Schedule.

          (f) The Shares, when issued, sold and delivered in compliance with the provisions of this Agreement and the other Transaction Documents, will be duly and validly issued, fully paid and nonassessable, with only limited liability attaching to the ownership thereof under applicable state law. The Shares will be free and clear of any Liens. The issuance of the Shares is not subject to any preemptive rights or other restrictions on transfer.

     2.6. Financial Statements. The financial statements of the Company and the related notes in the SEC Documents, as defined below in Section 2.22, were prepared in accordance with the books and records of the Company and the Subsidiaries and fairly present in accordance with United States generally accepted accounting principles ("GAAP") consistently applied the consolidated assets, liabilities and financial position of the Company and its Subsidiaries as at the dates thereof, and the consolidated results of their operations for the periods covered thereby, except as disclosed in the SEC Documents.

     2.7. Litigation. Neither the Company nor its counsel have been served or otherwise notified of any pending or threatened claim, arbitration proceeding, action, suit, investigation or other proceeding. To the knowledge of the Company, there is no threatened claim, arbitration proceeding, action, suit, investigation or other proceeding, against or involving the Company or any Subsidiary, or any of the property or rights of the Company or any Subsidiary, other than such claims, arbitrations, proceedings, actions, suits, investigations or other proceedings which, individually or in the aggregate, would or could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is subject to or bound by any order, judgment, writ, injunction or decree of any federal, state, local or foreign governmental or regulatory entity (or any department, agency, authority or political subdivision thereof) or court or arbitrator (any of the foregoing, an


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"AUTHORITY"). The foregoing includes any action, suit, proceeding, or investigation pending or, to the knowledge of the Company, currently threatened involving the prior employment of any of the Company's or any Subsidiary's employees, their use in connection with the Company's or any Subsidiary's business of any information or techniques allegedly proprietary to any of their former employers, their obligations under any agreements with prior employers, or negotiations by the Company or any Subsidiary with potential backers of, or investors in, the Company or its current or proposed business. There is no action, suit, proceeding or investigation by the Company or any Subsidiary pending or that the Company or any Subsidiary intends to initiate.

     2.8. No Brokers or Finders. Except as set forth in Section 2.8 of the Disclosure Schedule, neither the Company, nor any Subsidiary nor any officers, directors or employees of the Company or any Subsidiary, nor to the knowledge of the Company, any affiliate (as defined below) of the Company or any Subsidiary,
(a) has employed (or will employ) any investment banker, broker or finder, or
(b) has incurred (or will incur) any liability for any brokerage fees, commissions or finders fees or expenses or indemnification or similar obligations in connection with the transactions contemplated by this Agreement.

     2.9. Taxes.

          (a) Each of the Company and each Subsidiary has (i) timely filed all material Tax Returns required to be filed by it, (ii) paid all Taxes required to be paid with respect to such Tax Returns and (iii) paid all other Taxes for which a notice of assessment or written demand for payment has been received, except for Taxes which the Company is contesting in good faith and for which adequate reserves are established on the financial statements of the Company. All Tax Returns have been accurately prepared in all material respects and are true, correct and complete in all material respects. The accruals for Taxes contained in the balance sheet included in the Interim Financial Statements are adequate to cover all material liabilities for Taxes of the Company and its Subsidiaries for all periods ending on or before the date of the Interim Financial Statements and include adequate provision for all material deferred Taxes, and nothing has occurred subsequent to that date to make any of such accruals inadequate in any material respect. All Taxes of the Company and its Subsidiaries for periods after the date of such balance sheet have been paid or are adequately reserved against on the books of the Company and its Subsidiaries. True copies of federal and state income tax returns of the Company for each of the last five fiscal years have been made available to the Investors.

          (b) There are no proposed assessments of Taxes against the Company or any Subsidiary, no proposed adjustments to any Tax Return pending against the Company or any Subsidiary, and no proposed adjustments to the manner in which any Tax of the Company or any Subsidiary is determined. Neither the Company nor any Subsidiary is currently the subject of an audit, examination or similar proceeding with respect to Taxes (a "TAX PROCEEDING") and, to the Company's knowledge, no Tax Proceeding is threatened against the Company or a Subsidiary.


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          (c) Neither the Company nor any Subsidiary has made or is obligated to make any payment which would be an excess parachute payment for purposes of
Section 280G of the Code. Neither the Company nor any Subsidiary is a party to a Tax allocation or a Tax sharing agreement pursuant to which it could be responsible for the Taxes of any other person (other than the Company or a Subsidiary).

          (d) For purposes of this Agreement, "CODE" means the Internal Revenue Code of 1986, as amended, and any applicable predecessor or successor statute; "TAXES" means all federal, state, local and foreign income, payroll, withholding, excise, sales, use, real and personal property, use and occupancy, business and occupation, mercantile, real estate, capital, franchise and other taxes of any kind whatsoever, including interest and penalties thereon and all estimated taxes; and "TAX RETURNS" means all returns or reports, including accompanying schedules, with respect to Taxes. For purposes of this Section 2.9, each reference to the Company or any Subsidiary includes any predecessor entity of the Company or such Subsidiary or any predecessor consolidated, combined or unitary group of corporations for which the Company or any Subsidiary may be jointly or severally liable for the Tax Liabilities.

     2.10. Absence of Undisclosed or Contingent Liabilities. Except as set forth in Section 2.10 of the Disclosure Schedule and except as (and to the extent) accrued on the most recent audited balance sheet included in the audited financial statements dated June 30, 2000 and contained in the SEC Documents (the "AUDITED FINANCIAL STATEMENTS"), as of the date of the most recent balance sheet included in the Audited Financial Statements, to the knowledge of the Company, neither the Company nor any Subsidiary had any material liability or obligation (whether absolute or contingent, liquidated or unliquidated), other than executory obligations not required to be accrued on such balance sheet under GAAP and incurred in the ordinary course of business consistent with past practice. Since the date of the Audited Financial Statements, to the knowledge of the Company, neither the Company nor any Subsidiary has become subject to any such liability or obligation, other than liabilities and obligations incurred in the ordinary course of business consistent with past practice of a type reflected in the Audited Financial Statements, which are not inconsistent with the representations and warranties of the Company in this Agreement and which would not reasonably be expected to have a Material Adverse Effect, individually or in the in the aggregate.

     2.11. Environmental and Safety Laws. Except as disclosed in the SEC
Documents:

          (a) Neither the Company nor any of its Subsidiaries is in violation of any applicable statute, law or regulation, rule, order, or permit relating to the environment, the presence, release, management, handling of or exposure to hazardous or toxic substances or wastes, pollutants or contaminants including asbestos, petroleum, petroleum constituents or PCB's ("HAZARDOUS Substances") or occupational health and safety ("ENVIRONMENTAL LAWS") and, to the best of the Company's knowledge, no material expenditures are or will be required in order to comply with any such Environmental Law.

          (b) No real property now or previously owned or operated by the Company of any of its Subsidiaries is impacted by or contaminated with Hazardous Substances as a result of acts or omissions of the Company or any of its Subsidiaries or, to their knowledge, by any other person, any of which impacts or contamination has or could result in the need to report, investigate or remediate pursuant to applicable Environmental Laws.


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          (c) Neither the Company nor any Subsidiary has received any written notice of any citation, summons, order, complaint, penalty, investigation or review by any governmental or other entity (i) with respect to any alleged violation by the Company or any Subsidiary of any Environmental Law or (ii) with respect to any alleged failure by the Company or any Subsidiary to have any Environmental Permit required in connection with its business or (iii) with respect to any generation, treatment, storage, recycling, transportation or disposal of any Hazardous Substance.

          (d) Neither the Company nor any Subsidiary has received any written request for information, notice of claim, demand or notification that it is or may be potentially responsible with respect to any investigation or clean-up of any threatened or actual release of any Hazardous Substance.

          (e) No consent, approval or authorization of, or registration or filing with any person, including any environmental governmental authority or regulatory agency, is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

          (f) Neither the Company nor any Subsidiary knows of any facts or circumstances related to environmental matters concerning its properties or businesses that could lead to any material, future environmental claims, liabilities or responsibilities against the Company or any Subsidiary.

     2.12. Intellectual Property.

          (a) The Company or the applicable Subsidiary owns or is licensed or otherwise has the right to use, and has the right to bring actions for the infringement or other violation of (to the extent owned), all patents, industrial design rights, trademarks, service marks, trade names, trade dress, copyrights, mask works, inventions, technology, know-how, designs, formulae, trade secrets, confidential and proprietary information, computer software (other than standard, commercially available off-the-shelf software), domain names, and other intellectual property necessary for the operation of business of the Company and any Subsidiary as it is currently conducted and as proposed to be conducted (the "INTELLECTUAL PROPERTY"). None of the Company, any Subsidiary or, to the knowledge of the Company or any Subsidiary, any other party is in breach of or default under any license or other agreement relating to the Intellectual Property and each such license or other agreement is now and immediately following the Closing shall be valid and in full force and effect.

          (b) The business operations of the Company and any Subsidiary as currently conducted or proposed to be conducted (the "BUSINESS"), including but not limited to the design, development, use, import, manufacture and sale of the products, technology or services (including products, technology or services currently under development) of the Company and any Subsidiary, do not and will not, infringe, dilute, misappropriate or otherwise violate the patents, industrial design rights, trademarks, service marks, trade names, trade dress, copyrights, mask works, trade secrets or other intellectual property rights of any third party, or constitute unfair competition or trade practices under the

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laws of any jurisdiction, and no claim has been made, notice given, or dispute arisen to that effect. Neither the Company nor any applicable Subsidiary has any pending claims that a third party has violated or infringed any of the Company's patents, industrial design rights, trademarks, service marks, trade names, trade dress, copyrights, trade secrets or other proprietary rights. Except as set forth in Section 2.12(b) of the Disclosure Schedules, neither the Company nor any applicable Subsidiary has given any indemnification to any third party against infringement of such intellectual property rights.

          (c) All of the patents, industrial design registrations, trademark and service mark registrations, copyright registrations, mask work registrations and domain name registrations comprising the Intellectual Property are in full force and effect, are held of record in the name of the Company or the applicable Subsidiary free and clear of all liens, encumbrances and other claims, and are not the subject of any cancellation or reexamination proceeding or any other proceeding challenging their extent or validity. The Company or the applicable Subsidiary is the applicant of record in all patent applications, and applications for trademark, service mark, trade dress, industrial design, copyright, mask work and domain name registration that comprise the Intellectual Property, and no opposition, extension of time to oppose, interference, rejection, or refusal to register has been received in connection with any such application. All necessary registration, maintenance and renewal fees in connection with such patents and registrations have been paid and all necessary documents and certificates in connection with such patents and registrations have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such patents and registrations.

          (d) To the extent that any works of authorship, materials, products, inventions, technology or software have been developed or created independently or jointly by any person other than the Company or any Subsidiary, or an employee of the Company or any Subsidiary other than pursuant to such employee's regular, salaried responsibilities to the Company and/or Subsidiary, and for which the Company or any Subsidiary has, directly or indirectly, paid, the Company or the applicable Subsidiary has a written agreement with such person with respect thereto, and the Company or the applicable Subsidiary thereby has obtained ownership of, and is the exclusive owner of, all Intellectual Property therein or thereto by operation of law or by valid assignment. In each case in which either the Company or any Subsidiary has acquired any Intellectual Property from any person, the Company or the applicable Subsidiary has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Intellectual Property (including the right to seek past and future damages with respect thereto) to the Company or the applicable Subsidiary and, to the maximum extent provided for by, and in accordance with, any applicable laws and regulations, the Company has recorded each such assignment with the relevant governmental authorities, including the U.S. Patent and Trademark Office, the U.S. Copyright Office, or their respective equivalents in any relevant foreign jurisdiction.

          (e) The Company and each Subsidiary has taken all commercially reasonable steps that are required to protect the Company's rights in material trade secrets, know-how or other confidential or proprietary information (including, without limitation, computer software source code) of the Company and any Subsidiary or provided by any other person to the Company or any Subsidiary. Without limiting the foregoing, each of the Company and each Subsidiary has, and enforces, a policy requiring each employee, consultant and contractor to execute proprietary information, confidentiality and assignment agreements substantially in the Company's standard forms, and all current and former employees, consultants and contractors of the Company or any Subsidiary have executed such an agreement in substantially the Company's standard form. To the knowledge of the Company, none of the material trade secrets, know-how or other confidential or proprietary information of the Company or any Subsidiary has been disclosed to any person unless such disclosure was necessary, and was made pursuant to an appropriate confidentiality agreement.

          (f) All computer software currently used in the Business and any Subsidiary will consistently and accurately interpret, calculate, manipulate, store and exchange date/time data from, into, and between the twentieth and twenty-first centuries, including, without limitation the years 1999, 2000 and 2001 and any leap year calculations. The computer software used in the Business does not contain any viruses, "worms", "Trojan Horses", malicious or disabling code, or other anomalies that would substantially impair the functionality of such computer software.

     2.13. Permits. Each of the Company and its Subsidiaries possesses all certificates, permits, franchises, licenses and authorizations ("PERMITS") required by any Authority having or claiming jurisdiction over the Company or any such Subsidiary, or their properties or business except where the failure to have such a Permit would not reasonably be expected to have a Material Adverse Effect. All such Permits are in full force and effect and good standing in all material respects. Neither the Company nor any Subsidiary is in material default (or material non-compliance) under any Permit. No modification, suspension or cancellation of a Permit, or any proceeding relating thereto, is pending or, to the knowledge of the Company, threatened with respect to a Permit. No other proceeding is pending or, to the knowledge of the Company, threatened with respect to any such Permit. No notice has been received by the Company or any Subsidiary with respect to any failure by the Company or any Subsidiary to have any Permit.

     2.14. Compliance with Laws. The operations of the Company and its Subsidiaries have been conducted in compliance in all material respects with applicable laws, regulations and other requirements of all Authorities having or claiming jurisdiction over the Company and its Subsidiaries or any of their business or operations, including laws, regulations and requirements relating to employment and employment practices, terms and conditions of employment and wages and hours, antitrust, consumer protection, immigration, health, occupational safety and health, and securities. The Company has not received any notification of any asserted present or past failure by the Company or any Subsidiary to comply with any laws, rules or regulations.

     2.15. Absence of Changes. Since March 31, 2001, there has not been any Material Adverse Effect or any changes or occurrences which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     2.16. Contracts and Commitments. Neither the Company nor, to the knowledge of the Company, any other party to any contract described in the SEC Documents or incorporated by reference therein is in breach of or in default under any such contract, which breach or default would reasonably b e expected to have a Material Adverse Effect.

     2.17. Books and Records. The Company and each Subsidiary have maintained in all material respects complete, current and correct copies of: (a) its Certificate of Incorporation, Bylaws, and other organizational documents; (b) its stockholder records; and (c) the minutes, written consents, resolutions and other material records of the meetings and other official proceedings of the stockholders and directors of the Company and each Subsidiary, copies of which have been made available to the Investors.

     2.18. Offering Exemption. Subject to the accuracy of the representations in
Section 3.2 hereof, the offer, sale and issuance of the Shares in conformity with the terms of this Agreement constitute transactions exempt from the registration requirements of the Securities Act, and from all applicable state securities or "blue sky" laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption. The Company has not offered any Common Stock or any securities similar to the Common Stock for sale to, or solicited any offers to buy any of the foregoing from, or otherwise approached or negotiated in respect thereof with, any person or persons other than a limited number of institutional or other sophisticated investors deemed to be "accredited investors" (as such terms is defined in Rule 501(a) promulgated under the Securities Act) and other than certain employees who were granted stock options and, in any event, all such offerings were made in compliance with, or exempt from registration under, and in accordance with, the Securities Act and applicable state securities and "blue sky" laws.

     2.19. Absence of Questionable Payments. Neither the Company, nor any Subsidiary nor, to the knowledge of the Company, any of their respective directors, officers, agents, employees or other person acting on their behalf, has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds. Neither the Company, any Subsidiary nor, to the knowledge of the Company, any of their respective directors, officers, agents, employees or other persons acting on their behalf, has accepted or received any unlawful contributions, payments, gifts, or expenditures.

     2.20. Insurance. The Company maintains and will continue to maintain insurance of the types and in the amounts that the Company reasonably believes to be adequate for its business, including, but not limited to, directors and officers insurance and insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

     2.21. NASDAQ Compliance. The Company's Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on The Nasdaq National Market (the "NASDAQ STOCK MARKET"), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq Stock Market.

     2.22. SEC Documents. The Company has timely filed with the Securities and Exchange Commission (the "SEC") all forms, reports, schedules, statements and other documents required to be filed with the SEC by the Company since June 1, 1996 (together with all information incorporated therein by reference, the "SEC DOCUMENTS"). No subsidiary of the Company is required to file any periodic reports under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents at the time they were filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any SEC Document filed and publicly available prior to the date of this Agreement (a "FILED SEC DOCUMENT") has been revised or superseded by a later Filed SEC Document, none of the SEC Documents contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements (including the related notes) included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments).

     2.23. Full Disclosure. No representation, warranty or other statement in any certificate or written statement given to the Investors (including the representations and warranties contained herein) in connection with the transactions contemplated hereby by the Company, any Subsidiary or any of their respective officers, directors, employees, agents or other representatives contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

     Each Investor, on a several basis, hereby represents and warrants to the Company as to such Investor that, as of the Closing Date:

     3.1. Authorization and Enforceability. Such Investor has full corporate power and authority to execute and deliver this Agreement and each other Transaction

Document to be executed by such Investor, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by such Investor of this Agreement and each other Transaction Document to be executed by it in connection herewith, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate or other action on the part of such Investor. Each of this Agreement and each other Transaction Document to be executed by such Investor in connection herewith has been or will be duly executed and delivered by such Investor, and, when duly executed and delivered by the other parties hereto or thereto, shall constitute a legal, valid and binding obligation of such Investor, enforceable against it in accordance with its terms.

     3.2. Purchase Entirely for Own Account. Such Investor acknowledges that this Agreement is made with such Investor in reliance upon such Investor's representation to the Company that the Shares purchased by it are being acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in a manner that would violate the Securities Act.

     3.3. Disclosure of Information. Such Investor represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares.

     3.4. Investment Experience. Such Investor is experienced in investing in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the securities.

     3.5. Accredited Investor. Such Investor is an "accredited investor" within the meaning of Rule 501 of Regulation D of the U.S. Securities and Exchange Commission (the "COMMISSION"), as presently in effect.

     3.6. Restricted Securities. Such Investor understands that the Shares it is acquiring will be "restricted securities" pursuant to Rule 144 under the Securities Act inasmuch as such Shares are being acquired from the Company in a transaction not involving a public offering and that under applicable regulations, may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, such Investor represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

     3.7. Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Shares held by it unless and until:

          (a) There is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

          (b) Such Investor shall have notified the Company of the proposed disposition and (ii) if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel that such disposition will not require registration of such shares under the Securities Act.

     3.8. Legends. It is understood that the certificates representing the Shares will bear a restrictive legend substantially in the following form:

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS (COLLECTIVELY, THE "ACTS"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACTS OR UNLESS AN OPINION OF COUNSEL IS DELIVERED TO THE CORPORATION TO THE EFFECT THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

                                   ARTICLE IV

                                    COVENANTS

     4.1. Affirmative Covenants of the Company.

          (a) Securities Laws Compliance. The Company shall make in a timely manner any filings required by applicable federal or state securities or Blue Sky laws, or those of any other applicable jurisdiction, in connection with the Closing.

          (b) Insurance. The Company and each of its Subsidiaries shall keep its respective insurable properties insured at all times to such extent and against such risks as is customary with companies of comparable size and financial condition in the same or similar businesses; in such amount as the Company shall reasonably deem necessary; and maintain workers' compensation insurance and such other insurance as may be required by law. In addition, all of the foregoing insurance maintained by the Company and its Subsidiaries shall be of types and in amounts required for compliance with all applicable federal, state, local and foreign laws, ordinances, regulations and orders.

          (c) Books and Records. The Company and its Subsidiaries shall maintain complete and accurate records and books of account in which entries shall be made in accordance with GAAP consistently applied, reflecting all transactions of the Company and its Subsidiaries.

          (d) Obligations and Taxes. The Company shall pay, and cause its Subsidiaries to pay, all obligations promptly, including all taxes before the same shall become in default, as well as all lawful claims for labor and supplies or otherwise which, if unpaid, might become a Lien or charge upon the properties of the Company or its Subsidiaries; provided, however, that the Company and its Subsidiaries shall not be required to pay and discharge or to cause to be paid and discharged any such taxes so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Company (or the applicable Subsidiary) shall set aside on its books such reserves as are required by GAAP with respect to any such taxes.

          (e) Existence; Maintenance of Property. The Company and each of its Subsidiaries shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect their respective corporate existences, material rights, licenses, permits and franchises and comply with all laws and regulations applicable to the conduct of their respective businesses and the ownership of their respective properties; at all times maintain and preserve all material property necessary in the conduct of such business and keep the same in good repair, working order and condition, and from time to time make, or cause to be made, all needed and proper repairs, renewals and replacements thereto, so that the business carried on in connection therewith may be properly conducted at all times.

          (f) Compliance with Laws. The Company shall comply with all applicable laws, rules, regulations and orders.

          (g) Listing. The Company shall comply with all requirements of the National Association of Securities Dealers, Inc. with respect to the listing of shares of its Common Stock on the Nasdaq Stock Market and shall not take any action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq National Market.

          (h) Board of Directors. In consideration of the purchase of the Shares by the Investors pursuant to this Agreement, the Company hereby agrees to duly perform and comply with the terms and conditions of the Voting Agreement.


                                   ARTICLE V

                               CLOSING CONDITIONS

     The obligations of each Investor under Section 1 of this Agreement are subject to the fulfillment at or before the Closing of each of the following conditions, any of which may be waived in writing by such Investor:

     5.1. Opinion of Counsel. There shall have been delivered to the Investors an opinion of Bingham Dana LLP, counsel to the Company, dated the Closing Date in form and substance satisfactory to the Investors.

     5.2. Other Transaction Documents. The Voting Agreement and the Investor Rights Agreement shall have been duly executed and delivered by the Company to the Investors.

                                   ARTICLE VI

                                  MISCELLANEOUS

     6.1. Indemnification.

          (a) The Company hereby agrees to indemnify, defend and hold harmless any Investor and its affiliates, directors, officers, trustees, employees and representatives (any of the foregoing, a "INVESTOR INDEMNIFIED PARTY"), from and against any loss, liability, claim, obligation, damage, deficiency, costs and expenses, fines or penalties (including reasonable attorneys fees and other defense costs) ("LOSSES") suffered, sustained, incurred or required to be paid by any such Investor Indemnified Party due to, based upon or arising out of any inaccuracy in, or any breach of, a representation, warranty or covenant of the Company contained in this Agreement.

          (b) Each Investor, on a several basis, hereby agrees to indemnify, defend and hold harmless the Company and its affiliates, directors, officers, trustees, managers, employees and representatives (any of the foregoing, a "COMPANY INDEMNIFIED Party"), from and against any Losses suffered, sustained, incurred or required to be paid by any such Company Indemnified Party due to, based upon or arising out of any inaccuracy in, or any breach of, a representation or warranty of such Investor contained in this Agreement.

          (c) No right of indemnification hereunder shall be limited by reason of any investigation or audit conducted before or after the Closing or the knowledge of any party of any breach of a representation or warranty by the other party at any time, or the decision of any party to complete the Closing. Notwithstanding anything to the contrary herein, each Investor shall have the right, irrespective of any knowledge or investigation of such party, to rely fully on the representations and warranties of the Company contained herein, and the Company shall have the right, irrespective of any knowledge or investigation of such party, to rely fully on the representations and warranties of the Investors contained herein.

     6.2. Right to Conduct Activities. The Company and each Investor hereby acknowledge that the Investors invest in numerous companies, some of which may be competitive with the Company's or its Subsidiaries' businesses. No Investor shall be liable for any claim arising out of, or based upon, (i) the investment by such Investor in any entity competitive with the Company or any of its Subsidiaries, or (ii) actions taken by any partner, officer or other representative of such Investor to assist any such competitive company, whether or not such action was taken as a board member of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company or any of its Subsidiaries; provided that nothing contained herein shall limit the obligations of the ValueAct Director to comply with his or her fiduciary duties imposed by applicable state law.

     6.3. Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     6.4. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware, without giving effect to principles of conflicts of laws.

     6.5. Counterparts. This Agreement may be executed in the original or by telecopy in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

     6.6. Interpretation. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     6.7. Notices. All notices and other communications hereunder shall be in writing (including by fax during business hours) and shall be deemed to have been duly given when delivered in person (including by reputable overnight courier), when faxed (with written confirmation of transmission having been received) or three business days after being mailed by registered or certified mail (postage prepaid, return receipt requested), in each case to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a) If to an Investor:

                           c/o ValueAct Capital Partners, L.P.
                           One Maritime Plaza, 14th Floor
                           San Francisco, CA  94111
                           Attention:  George F. Hamel, Jr.
                           Fax No.:  415.362.5727

                           with a copy to:

                           Dechert
                           4000 Bell Atlantic Tower
                           1717 Arch Street
                           Philadelphia, PA 19103
                           Attention:  Christopher G. Karras, Esq.
                           Fax No.:  215.994.2222

          (b) If to the Company:

                           LeCroy Corporation
                           700 Chestnut Ridge
                           Chestnut Ridge, NY  19077
                           Attention: Chief Financial Officer______________ Fax No.: 845.578.6061__________

                           with a copy to:

                           Bingham Dana LLP
                           150 Federal Street
                           Boston, MA  02110
                           Attention:  Roger Feldman, Esq.
                           Fax No.:  617.951.8736

     6.8. Expenses. The Company shall pay all reasonable costs and expenses that any Investor incurs with respect to the negotiation, execution, delivery and performance of this Agreement and the other Transaction Documents and any amendment or modification hereto or thereto including legal fees and expenses, up to an aggregate amount of $60,000. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, each Investor shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which the Investor may be entitled.

     6.9. Amendments and Waivers. Any term of this Agreement may be amended or modified and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Investors holding a majority of the Shares.

     6.10. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     6.11. Survival of Representations and Warranties. The representations and warranties of the parties contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

     6.12. Several Obligations. The obligations of the Investors under this Agreement and the other Transaction Documents are several in nature. No Investor will be liable for, or in any way obligated to the Company or any other party with respect to, a breach of the terms and conditions set forth herein or in the other Transaction Documents by any other Investor, and no such breach shall affect the Company's obligations hereunder or thereunder with respect to the non-breaching Investor.

     6.13. Entire Agreement. This Agreement and the other Transaction Documents constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                LECROY CORPORATION


                                By       /s /  Raymond F. Kunzmann
                                         ---------------------------------------
                                         Name:  Raymond F. Kunzmann
                                         Title: Vice President



                                VALUEACT CAPITAL PARTNERS, L.P.

                                By VA PARTNERS, LLC, its General Partner


                                By       /s /  Jeffrey W. Ubben
                                         --------------------------------------
                                         Name:  Jeffrey W. Ubben
                                         Title: Managing Parter


                                VALUEACT CAPITAL PARTNERS II, L.P.

                                By VA PARTNERS, LLC, its General Partner


                                By       /s /  Jeffrey W. Ubben
                                         --------------------------------------
                                         Name:  Jeffrey W. Ubben
                                         Title: Managing Parter


                                VALUEACT CAPITAL INTERNATIONAL, LTD.


                                By       /s /  Jeffrey W. Ubben
                                         --------------------------------------
                                         Name:  Jeffrey W. Ubben
                                         Title: Managing Parter

                                    Exhibit A

Investor                                                      Number of Shares
--------                                                      ----------------

ValueAct Capital Partners, L.P.                                  1,349,730
ValueAct Capital Partners II, L.P.                                 109,478
ValueAct Capital International, Ltd.                                40,493